Exhibit 99.1

APPLIED MATERIALS DELIVERS STRONG THIRD QUARTER RESULTS

•	Net sales of $2.79 billion, up 11 percent year over year and down 3 percent sequentially

•	Q3 EPS of $0.36; Q3 non-GAAP EPS of $0.35

SANTA CLARA, Calif., August 24, 2011 — Applied Materials, Inc. (NASDAQ: AMAT), the world’s leading supplier of manufacturing solutions for the semiconductor, display and solar industries, today reported results for its third quarter of fiscal 2011 ended July 31, 2011. Applied generated orders of $2.39 billion, net sales of $2.79 billion, operating income of $687 million, and net income of $476 million or $0.36 per share. Non-GAAP operating income was $683 million, and non-GAAP net income was $467 million or $0.35 per share.

“Applied delivered solid third quarter results, with earnings and revenue at the upper end of our expectations,” said Mike Splinter, chairman and chief executive officer. “While the fundamental drivers of our markets remain strong, we are seeing softness in our business resulting from the uncertain economic environment and overcapacity in solar.”

“Our cumulative net sales and non-GAAP earnings per share over the past four quarters have been the strongest in the company’s history,” said George Davis, chief financial officer. “In our most recent quarter, Applied generated nearly $600 million in operating cash flow and issued $1.75 billion in long-term debt to support the Varian acquisition.”

Financial Results Summary

GAAP Results	Q3 FY2011	Q2 FY2011	Q3 FY2010
Net sales	$2.79 billion	$2.86 billion	$2.52 billion
Operating income	$687 million	$677 million	$183 million
Net income	$476 million	$489 million	$123 million
Earnings per share (EPS)	$0.36	$0.37	$0.09
Non-GAAP Results
Non-GAAP operating income	$683 million	$685 million	$339 million
Non-GAAP net income	$467 million	$501 million	$234 million
Non-GAAP EPS	$0.35	$0.38	$0.17

Applied’s Q3 FY2010 results included $405 million in charges associated with the EES restructuring plan announced in July 2010, consisting in part of $250 million in inventory-related charges that reduced GAAP and non-GAAP EPS by $0.12. Non-GAAP results for the above periods exclude the impact of the following, where applicable: restructuring and asset impairment charges and any associated adjustment related to restructuring actions, certain discrete tax items, certain acquisition-related costs, investment impairments, and gain or loss on sale of facilities. A reconciliation of the GAAP and non-GAAP results is provided in the financial statements included in this release. See also “Use of Non-GAAP Financial Measures” below.

Applied Materials, Inc.

Fiscal Third Quarter Reportable Segment Results and Comparisons to the Prior Quarter

Silicon Systems Group (SSG) orders were $1.24 billion, down 28 percent primarily due to weaker demand in foundry. Net sales were $1.40 billion, down 4 percent. Operating income decreased to $452 million or 32 percent of net sales, reflecting the lower revenue. New order composition was: foundry 37 percent, logic and other 25 percent, flash 23 percent, and DRAM 15 percent.

Applied Global Services (AGS) orders were $613 million, up 2 percent. Net sales were $603 million, down 2 percent. Operating income increased by 61 percent to $146 million or 24 percent of net sales driven primarily by higher margins in 200 millimeter equipment as well as services.

Display orders were $220 million, down 14 percent due primarily to reduced demand from LCD TV customers. Net sales were $223 million, up 41 percent, and operating income increased to $58 million or 26 percent of net sales.

Energy and Environmental Solutions (EES) orders were $318 million, down 48 percent as customers digested record capital additions in recent quarters. Net sales were $563 million, down 12 percent. Operating income decreased to $123 million or 22 percent of net sales and included $3 million in asset impairment charges.

Additional Quarterly Financial Information

•	Backlog decreased by $637 million to $3.24 billion and included $248 million in negative adjustments.

•	Gross margin was 42.5 percent, up from 41.5 percent in the second quarter.

•	The effective tax rate was 28.8 percent.

•	Operating cash flow was $599 million or 21 percent of net sales.

•	Cash dividend payments totaled $105 million.

•	The company used $25 million to repurchase 2 million shares of its common stock.

•	Cash, cash equivalents and investments increased to $6.81 billion at quarter end. The amount included proceeds from the $1.75 billion of notes issued during the quarter.

Business Outlook

For the fourth quarter of fiscal 2011, Applied expects net sales to be down in the range of 15 percent to 30 percent sequentially. The company expects non-GAAP EPS to be in the range of $0.16 to $0.24. The non-GAAP EPS outlook excludes known charges related to completed acquisitions of approximately $0.01 per share, but does not exclude other non-GAAP adjustments that may arise subsequent to this release.

Use of Non-GAAP Financial Measures

Management uses non-GAAP results to evaluate the company’s operating and financial performance in light of business objectives and for planning purposes. These measures are not in accordance with GAAP and may differ from non-GAAP methods of accounting and reporting used by other companies. Applied believes these measures enhance investors’ ability to review the company’s business from the same perspective as the company’s management and facilitate comparisons of this period’s results with prior periods. The presentation of this additional information should not be considered a substitute for results prepared in accordance with GAAP.

Applied Materials, Inc.

Webcast Information

Applied Materials will discuss these results during an earnings call that begins at 1:30 p.m. Pacific Time today. A live webcast will be available at www.appliedmaterials.com.

Forward-Looking Statements

This press release contains forward-looking statements, including statements regarding Applied’s performance, market drivers, and the business outlook for the fourth quarter of fiscal 2011. Forward-looking statements may contain words such as “expect,” “believe,” “may,” “can,” “should,” “will,” “anticipate” or similar expressions, and include the assumptions that underlie such statements. These statements are subject to known and unknown risks and uncertainties that could cause actual results to differ materially from those expressed or implied by such statements, including but not limited to: the level of demand for Applied’s products, which is subject to many factors, including uncertain global economic and industry conditions, business and consumer spending, demand for electronic products and semiconductors, government renewable energy policies and incentives, and customers’ utilization rates and new technology and capacity requirements; variability of operating expenses and results among the company’s segments caused by differing conditions in the served markets; Applied’s ability to (i) develop, deliver and support a broad range of products, expand its markets and develop new markets, (ii) timely align its cost structure with business conditions, (iii) plan and manage its resources and production capability, including its supply chain, (iv) implement initiatives that enhance global operations and efficiencies, (v) consummate the proposed merger with Varian in a timely manner or at all, which depends on satisfaction of conditions precedent, including receipt of certain regulatory approvals, (vi) integrate Varian’s operations, product lines, technology and employees and realize synergies, (vii) obtain and protect intellectual property rights in key technologies, (viii) attract, motivate and retain key employees, and (ix) accurately forecast future operating and financial results, which depends on multiple assumptions related to, without limitation, market conditions, customer requirements and business needs; and other risks described in Applied Materials’ SEC filings. All forward-looking statements are based on management’s estimates, projections and assumptions as of the date hereof. The company undertakes no obligation to update any forward-looking statements.

About Applied Materials

Applied Materials, Inc. (Nasdaq:AMAT) is the global leader in providing innovative equipment, services and software to enable the manufacture of advanced semiconductor, flat panel display and solar photovoltaic products. Our technologies help make innovations like smartphones, flat screen TVs and solar panels more affordable and accessible to consumers and businesses around the world. At Applied Materials, we turn today’s innovations into the industries of tomorrow. Learn more at www.appliedmaterials.com.

Applied Materials, Inc.

APPLIED MATERIALS, INC.

UNAUDITED CONSOLIDATED CONDENSED STATEMENTS OF OPERATIONS

	Three Months Ended		Nine Months Ended
(In millions, except per share amounts)	July 31, 2011	August 1, 2010	July 31, 2011	August 1, 2010
Net sales	$2,787	$2,518	$8,336	$6,662
Cost of products sold	1,603	1,658	4,827	4,164

Gross margin	1,184	860	3,509	2,498

Operating expenses:
Research, development and engineering	282	290	850	865
Selling, general and administrative	240	252	679	700
Restructuring charges and asset impairments	3	135	(30)	248
Gain on sale of facilities, net	(28)	—	(27)	—

Total operating expenses	497	677	1,472	1,813

Income from operations	687	183	2,037	685

Impairment of strategic investments	—	8	—	13
Interest and other expense	25	5	35	15
Interest and other income, net	7	8	33	27

Income before income taxes	669	178	2,035	684

Provision for income taxes	193	55	564	214

Net income	$476	$123	$1,471	$470

Earnings per share:
Basic	$0.36	$0.09	$1.11	$0.35
Diluted	$0.36	$0.09	$1.10	$0.35

Weighted average number of shares:
Basic	1,318	1,340	1,321	1,342
Diluted	1,330	1,349	1,333	1,351

Applied Materials, Inc.

APPLIED MATERIALS, INC.

UNAUDITED CONSOLIDATED CONDENSED BALANCE SHEETS

(In millions)	July 31, 2011	October 31, 2010
ASSETS

Current assets:
Cash and cash equivalents	$5,018	$1,858
Short-term investments	739	727
Accounts receivable, net	1,812	1,831
Inventories	1,849	1,547
Deferred income taxes, net	541	513
Other current assets	314	289

Total current assets	10,273	6,765

Long-term investments	1,052	1,307
Property, plant and equipment, net	854	963
Goodwill	1,335	1,336
Purchased technology and other intangible assets, net	223	287
Deferred income taxes and other assets	366	285

Total assets	$14,103	$10,943

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities:
Current portion of long-term debt	$—	$1
Accounts payable and accrued expenses	1,653	1,766
Customer deposits and deferred revenue	1,347	847
Income taxes payable	278	274

Total current liabilities	3,278	2,888

Long-term debt	1,947	204
Employee benefits and other liabilities	327	315

Total liabilities	5,552	3,407

Total stockholders’ equity	8,551	7,536

Total liabilities and stockholders’ equity	$14,103	$10,943

Applied Materials, Inc.

APPLIED MATERIALS, INC.

UNAUDITED CONSOLIDATED CONDENSED STATEMENTS OF CASH FLOWS

	Nine Months Ended
(In millions)	July 31, 2011	August 1, 2010
Cash flows from operating activities:
Net income	$1,471	$470
Adjustments required to reconcile net income to cash provided by operating activities:
Depreciation and amortization	187	236
Net loss (gain) on dispositions and fixed asset retirements	(24)	14
Provision for bad debts	—	7
Restructuring charges and asset impairments	(30)	248
Deferred income taxes	(100)	(215)
Net recognized loss on investments	13	28
Share-based compensation	110	95
Net change in operating assets and liabilities, net of amounts acquired	101	315

Cash provided by operating activities	1,728	1,198

Cash flows from investing activities:
Capital expenditures	(136)	(134)
Proceeds from sale of facilities and dispositions, net of cash sold	126	—
Cash paid for acquisition, net of cash acquired	—	(323)
Proceeds from sales and maturities of investments	1,173	967
Purchases of investments	(945)	(1,357)

Cash provided by (used in) investing activities	218	(847)

Cash flows from financing activities:
Debt borrowings (repayments), net	1,744	(6)
Payments of debt issuance costs	(14)	—
Proceeds from common stock issuances	64	99
Common stock repurchases	(293)	(200)
Payment of dividends to stockholders	(291)	(255)

Cash provided by (used in) financing activities	1,210	(362)

Effect of exchange rate changes on cash and cash equivalents	4	(1)

Increase (decrease) in cash and cash equivalents	3,160	(12)
Cash and cash equivalents — beginning of period	1,858	1,576

Cash and cash equivalents — end of period	$5,018	$1,564

Supplemental cash flow information:
Cash payments for income taxes	$657	$56
Cash payments for interest	$7	$7

Applied Materials, Inc.

Reportable Segment Results

	Q3 FY2011			Q2 FY2011			Q3 FY2010
(In millions)	New Orders	Net Sales	Operating Income (Loss)	New Orders	Net Sales	Operating Income (Loss)	New Orders	Net Sales	Operating Income (Loss)
SSG	$1,239	$1,398	$452	$1,715	$1,453	$491	$1,535	$1,447	$525
AGS	$613	$603	$146	$603	$614	$91	$595	$468	$84
Display	$220	$223	$58	$255	$158	$31	$242	$216	$64
EES	$318	$563	$123	$612	$637	$170	$353	$387	$(371)
Corporate	—	—	$(92)	—	—	$(106)	—	—	$(119)
Consolidated	$2,390	$2,787	$687	$3,185	$2,862	$677	$2,725	$2,518	$183

Corporate Unallocated Expenses

(In millions)	Q3 FY2011	Q2 FY2011	Q3 FY2010
Restructuring charges and asset impairments, net	$—	$(20)	$(20)
Share-based compensation	$38	$39	$32
Gain on sale of facilities	$(28)	$—	$—
Other unallocated expenses	$82	$87	$107
Corporate	$92	$106	$119

Applied Materials, Inc.

Additional Information

	Q3 FY2011		Q2 FY2011		Q3 FY2010
New Orders and Net Sales by Geography
(In $ millions)	New Orders	Net Sales	New Orders	Net Sales	New Orders	Net Sales
North America	356	451	710	467	342	294
% of Total	15	16	22	16	13	12
Europe	254	259	246	312	238	285
% of Total	11	9	8	11	9	11
Japan	372	284	269	208	233	203
% of Total	15	10	8	7	8	8
Korea	362	432	367	299	519	398
% of Total	15	16	12	10	19	16
Taiwan	425	454	782	650	733	707
% of Total	18	16	25	23	27	28
Southeast Asia	87	156	143	185	245	162
% of Total	4	6	4	7	9	6
China	534	751	668	741	415	469
% of Total	22	27	21	26	15	19

Employees (In thousands)
Regular Full Time	12.7		13.0		12.9

Applied Materials, Inc.

APPLIED MATERIALS, INC.

RECONCILIATION OF GAAP TO NON-GAAP RESULTS

	Three Months Ended			Nine Months Ended
(In millions, except per share amounts)	July 31, 2011	May 1, 2011	August 1, 2010	July 31, 2011	August 1, 2010
Non-GAAP Operating Income

Reported operating income (GAAP basis)	$687	$677	$183	$2,037	$685
Certain items associated with acquisitions [1]	12	12	21	37	77
Varian and Semitool deal cost	9	—	—	9	10
Restructuring charges and asset impairments [2,3,4,5,6]	3	(4)	135	(30)	248
Gain on sale of facilities, net	(28)	—	—	(27)	—

Non-GAAP operating income	$683	$685	$339	$2,026	$1,020

Non-GAAP Net Income

Reported net income (GAAP basis)	$476	$489	$123	$1,471	$470
Certain items associated with acquisitions [1]	12	12	21	37	77
Varian and Semitool deal cost	9	—	—	9	10
Restructuring charges and asset impairments [2,3,4,5,6]	3	(4)	135	(30)	248
Impairment of strategic investments	—	—	8	—	13
Gain on sale of facilities, net	(28)	—	—	(27)	—
Reinstatement of federal R&D tax credit	—	—	—	(13)	—
Income tax effect of non-GAAP adjustments	(5)	4	(53)	5	(113)

Non-GAAP net income	$467	$501	$234	$1,452	$705

Non-GAAP Earnings Per Diluted Share

Reported earnings per diluted share (GAAP basis)	$0.36	$0.37	$0.09	$1.10	$0.35
Certain items associated with acquisitions	0.01	0.01	0.01	0.02	0.04
Varian and Semitool deal cost	—	—	—	0.01	0.01
Restructuring charges and asset impairments	—	—	0.07	(0.01)	0.12
Impairment of strategic investments	—	—	—	—	—
Gain on sale of facilities, net	(0.02)	—	—	(0.02)	—
Reinstatement of federal R&D tax credit	—	—	—	(0.01)	—
Non-GAAP earnings per diluted share	$0.35	$0.38	$0.17	$1.09	$0.52
Weighted average number of diluted shares	1,330	1,333	1,349	1,333	1,351

[1]	These items are incremental charges attributable to acquisitions consisting of inventory fair value adjustments on products sold and amortization of purchased intangible assets.
[2]	Results for the three months ended July 31, 2011 included asset impairment charges of $3 million related to certain fixed assets.
[3]

Results for the three months ended May 1, 2011 included asset impairment charges of $24 million related to certain intangible assets, offset by favorable adjustments of $8 million related to a restructuring program announced on July 21, 2010, $19 million related to a restructuring program announced on November 11, 2009, and $1 million related to a restructuring program announced on November 12, 2008.

[4]

Results for the three months ended August 1, 2010 included asset impairment charges of $110 million and restructuring charges of $45 million related to a restructuring program announced on July 21, 2010, offset by a $20 million favorable adjustment to a restructuring program announced on November 11, 2009.

[5]

Results for the nine months ended July 31, 2011 included asset impairment charges of $30 million primarily related to certain intangible assets, offset by favorable adjustments of $36 million related to a restructuring program announced on July 21, 2010, $19 million related to a restructuring program announced on November 11, 2009, and $5 million related to a restructuring program announced on November 12, 2008.

Applied Materials, Inc.

[6]

Results for the nine months ended August 1, 2010 included asset impairment charges of $110 million and restructuring charges of $45 million related to a restructuring program announced on July 21, 2010, restructuring charges of $84 million associated with a restructuring program announced on November 11, 2009, and asset impairment charges of $9 million related to a facility held for sale.